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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in previously filed Registration Statement No. 333-40407 of Heritage Propane Partners, L.P. on Form S-3 and No. 333-86057 of Heritage Propane Partners, L.P. on Form S-4 of our report dated October 6, 2000 (relating to the financial statements of Piedmont Propane Company), appearing in Heritage Propane Partners, L.P. Current Report on Form 8-K/A dated August 10, 2000, filed on October 24, 2000 and amended on July 26, 2001.



/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
July 26, 2001